Exhibit 10.6

DIRECTOR AGREEMENT

The undersigned Director of Landwin Realty Trust, Inc. (the “Corporation”), in accordance with Section 2-406(c) of the Maryland General Corporation Law, hereby irrevocably resigns from my office as Director, effective immediately upon the resolution duly adopted by a majority of the members of the Board of Directors (other than myself) then in office that I have performed an act or an event has occurred which, in either case, is considered “cause” as defined in the Bylaws of the Corporation. This resignation is irrevocable and shall be effective immediately upon the effective date of any such resolution by the Board. Further, I hereby waive any notice of any meeting of the Board of Directors to consider any such resolution.

Date: _______________
[Director’s Name]